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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm in the Registration Statement on Form N-14 of The MainStay Funds and to the use of our report dated August 9, 2007 on the financial statements and financial highlights of McMorgan Intermediate Fixed Income Fund and McMorgan Fixed Income Fund. Such financial statements and financial highlights appear in the McMorgan Funds 2007 Annual Report to Shareholders which is incorporated by reference into the Prospectus/ Proxy Statement on Form N-14.


                                        TAIT, WELLER & BAKER LLP


PHILADELPHIA, PENNSYLVANIA
SEPTEMBER 11, 2007